                                                                     Exhibit 4.1












                                 OCCULOGIX, INC.









--------------------------------------------------------------------------------


                           SECOND AMENDED AND RESTATED

                           INVESTORS' RIGHTS AGREEMENT


--------------------------------------------------------------------------------









                                NOVEMBER 1, 2004

                                 OCCULOGIX, INC.

                           SECOND AMENDED AND RESTATED

                           INVESTORS' RIGHTS AGREEMENT


            This Second Amended and Restated Investors' Rights Agreement (this "AGREEMENT") is made as of the 1st day of November, 2004, by and among OccuLogix, Inc. (formerly Vascular Sciences Corporation), a Delaware corporation (the "COMPANY"), the individuals and entities listed on Schedule A attached hereto (each an "INVESTOR," and collectively, the "INVESTORS") and the entities listed on Schedule B attached hereto (the "DEBENTUREHOLDERS").

RECITALS

A. WHEREAS, the Company, has filed a registration statement with the SEC and a preliminary prospectus with Canadian securities regulatory authorities in connection with the initial public offering of its Common Stock, and as part of this offering, current holders of securities in the Company are being offered an opportunity to sell securities in the offering;

B. AND WHEREAS, in connection with the initial public offering of its Common Stock the Company is undergoing a reorganization whereby all Series A Preferred Stock, Series B Preferred Stock and Convertible Debentures will be converted into Common Stock;

C. AND WHEREAS, certain of the Investors hold shares of Common Stock of the Company and certain of the Investors hold shares of Series A Preferred Stock (the "SERIES A PREFERRED STOCK") of the Company and certain of the Investors hold shares of Series B Preferred Stock (the "SERIES B PREFERRED STOCK") of the Company and the Debentureholders hold secured convertible grid debentures (the "CONVERTIBLE DEBENTURES") of the Company;

D. AND WHEREAS, the Company and others are parties to an Investors' Rights Agreement dated as of July 25, 2002 ( the "ORIGINAL INVESTORS' RIGHTS AGREEMENT") which was amended and restated as of June 25, 2003 (the "AMENDED INVESTORS' RIGHTS AGREEMENT") both providing for certain registration rights, rights of first refusal, board representation rights, rights to financial information and certain other rights;

E. AND WHEREAS, as a condition of offering the current holders of securities in the Company the opportunity to sell securities in the offering, the Company has requested that the Amended Investors' Rights Agreement be amended and restated on the terms set out herein.

      NOW, THEREFORE, in consideration of the mutual promises and covenants and agreements set forth herein, the Company, the Investors, the Prior Holders and the Debentureholders hereby agree as follows:

                                    AGREEMENT

1.    INTERPRETATION

      1.1   DEFINITIONS

            "AGREEMENT" has the meaning attributed to it in the first paragraph of this second amended and restated investors' rights agreement.

            "AMENDED INVESTORS' RIGHTS AGREEMENT" has the meaning attributed to it in the recitals to this Agreement.

            "CERTIFICATE OF INCORPORATION" means the amended and restated certificate of incorporation of the Company dated July 25, 2002, as amended on each of August 29, 2003 and July 26, 2004, as may be further amended and restated from time to time.

            "COMPANY" has the meaning attributed to it in the first paragraph of this Agreement.

            "CONVERTIBLE DEBENTURES" has the meaning attributed to it in the recitals to this Agreement.

            "CONVERTIBLE SECURITIES" means securities convertible into, exchangeable for or otherwise carrying the right or obligation to acquire Common Stock, including the Convertible Debentures, the Series A Preferred Stock, the Series B Preferred Stock and any other rights, options or warrants to acquire Common Stock.

            "COMMON STOCK" means the Company's common stock as set forth in its Certificate of Incorporation and includes any shares of stock or securities into which Common Stock may be converted or changed or which result from a consolidation, subdivision, reclassification or redesignation of Common Stock.

            "DEBENTUREHOLDERS" has the meaning attributed to it in the first paragraph of this Agreement.

            "DEBENTURE REGISTRABLE SECURITIES" means (i) the Common Stock issuable or issued upon conversion of the Convertible Debentures and
            (ii) the Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Debenture Registrable Securities sold or transferred by a Person in a transaction in which such Person's rights under Section 2 are not assigned or sold pursuant to Rule 144 promulgated under the Securities Act.

            "DEBENTURE REGISTRABLE SECURITIES THEN OUTSTANDING" means the sum of
            (i) the number of shares of Common Stock outstanding which are Debenture Registrable

            Securities and (ii) the number of shares of Common Stock which are issuable pursuant to then convertible or exercisable securities (including Convertible Debentures) and which are Debenture Registrable Securities.

            "EXCHANGE ACT" has the meaning attributed to it in Section 2.6(a).

            "HOLDER" or "HOLDERS" means, for purposes of Section 2 of this Agreement, any Investor owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any assignee of record of such Registrable Securities to whom rights under Section 2 have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of Series A Preferred Stock, Series B Preferred Stock or Convertible Debentures convertible into or exercisable for, as the case may be, such Registrable Securities shall be deemed to be the Holder of such Registrable Securities.

            "INITIAL PUBLIC OFFERING" has the meaning attributed to it in
            Section 2.7.

            "INVESTOR" or "INVESTORS" has the meaning attributed to it in the first paragraph of this Agreement.

            "ORIGINAL INVESTORS' RIGHTS AGREEMENT" has the meaning attributed to it in the recitals to this Agreement.

            "PERSON" means any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint-stock company, unincorporated organization, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or other entity howsoever designated or constituted.

            "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

            "REGISTRABLE SECURITIES" means the Series A Registrable Securities, the Series B Registrable Securities and the Debenture Registrable Securities.

            "REGISTRABLE SECURITIES THEN OUTSTANDING" shall mean the sum of (i) the number of Series A Registrable Securities then outstanding; (ii) the number of Series B Registrable Securities then outstanding; and
            (iii) the number of Debenture Registrable Securities then outstanding.

            "SEC" means the United States Securities and Exchange Commission.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SERIES A PREFERRED STOCK" has the meaning attributed to it in the recitals to this Agreement.

            "SERIES A REGISTRABLE SECURITIES" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
            as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Series A Registrable Securities sold or transferred by a Person in a transaction in which such Person's rights under Section 2 are not assigned or sold pursuant to Rule 144 promulgated under the Securities Act.

            "SERIES A REGISTRABLE SECURITIES THEN OUTSTANDING" means the sum of
            (i) the number of shares of Common Stock outstanding which are Series A Registrable Securities and (ii) the number of shares of Common Stock which are issuable pursuant to then convertible or exercisable securities (including Class A Preferred Stock) and which are Series A Registrable Securities.

            "SERIES B PREFERRED STOCK" has the meaning attributed to it in the recitals to this Agreement.

            "SERIES B REGISTRABLE SECURITIES" means (i) the Common Stock issuable or issued upon conversion of the Series B Preferred Stock and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
            as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Series B Registrable Securities sold or transferred by a Person in a transaction in which such Person's rights under Section 2 are not assigned or sold pursuant to Rule 144 promulgated under the Securities Act.

            "SERIES B REGISTRABLE SECURITIES THEN OUTSTANDING" means the sum of
            (i) the number of shares of Common Stock outstanding which are Series B Registrable Securities and (ii) the number of shares of Common Stock which are issuable pursuant to then convertible or exercisable securities (including Series B Preferred Stock) and which are Series B Registrable Securities.

            "VIOLATION" has the meaning attributed to it in Section 2.6(a).

      1.2   AMENDMENT AND RESTATEMENT OF PRIOR REGISTRATION AND STOCKHOLDERS'
            RIGHTS

            Pursuant to Section 3.2 of the Amended Investors' Rights Agreement, the Company, the Debentureholders, the Holders of at least two-thirds of Series B Registrable Securities currently outstanding, and the Holders of at least a majority of the Series A Registrable Securities currently outstanding agree and acknowledge that this Agreement hereby amends, restates, supercedes and replaces any prior agreements, including, without limitation, the Original Investors' Rights Agreement and the Amended Investors' Rights Agreement among the Investors, Debentureholders and the Company (or any predecessor corporation of the Company) and the Prior Holders (as defined in those agreements) relating to registration rights, rights of first refusal, board representation rights, rights to financial information or any other rights described in those agreements, and that this Agreement shall be binding upon each of the Investors and Debentureholders whether they have executed this Agreement or not.

      1.3   CHANGE TO COMMON STOCK

            The   provisions of this Agreement relating to Common Stock shall apply, mutatis mutandis, to any securities into which such Common Stock may be converted, reclassified, redesignated, subdivided, consolidated or otherwise changed from time to time and to any securities of any successor or continuing corporation to the Company that may be received in respect of any Common Stock on a reorganization, amalgamation, consolidation or merger, statutory or otherwise.

      1.4   FULLY-DILUTED

            For the purposes of this Agreement, wherever a calculation is to be made on a "fully-diluted basis", the relevant calculation shall be made on a pro forma basis after giving effect to or assuming the prior conversion or exchange of, or the prior exercise of any right, option or obligation to purchase or acquire any Common Stock attaching to, any Convertible Securities then outstanding by each holder of such Convertible Securities, regardless of whether such conversion, exchange or exercise has in fact occurred.

      1.5   EFFECTIVENESS

            For greater clarity, this Agreement shall also govern all aspects of the piggyback registration rights for the Company's Initial Public Offering pursuant to which the Company initially filed a registration statement on Form S-1 on August 13, 2004 and shall supercede the Amended Investors' Rights Agreement in respect of such matters.

2.    REGISTRATION RIGHTS.  The Company covenants and agrees as follows:

      2.1   PIGGYBACK REGISTRATIONS

            (a) The Company shall promptly notify all Holders of Registrable Securities in writing at least thirty (30) calendar days prior to any registration statement under the Securities Act becoming effective for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements on Forms S-4 and S-8 and any similar successor forms and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) calendar days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

            (b) If a registration statement under which the Company gives notice under this Section 2.1 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated,

                  (i)   first, to the Company,

                  (ii) second, to each of the Holders of Debenture Registrable Securities requesting inclusion of their Debenture Registrable Securities in such registration statement on a pro rata basis based on the total number of Debenture Registrable Securities then held by each such Holder on a fully-diluted basis,

                  (iii) third, to each of the Holders of Series B Registrable
                        Securities requesting inclusion of their Series B Registrable Securities in such registration statement on a pro rata basis based on the total number of Series B Registrable Securities then held by each such Holder on a fully-diluted basis,

                  (iv) fourth, to each of the Holders of Series A Registrable Securities requesting inclusion of their Series A Registrable Securities in such registration statement on a pro rata basis based on the total number of Series A Registrable Securities then held by each such Holder on a fully-diluted basis, and

                  (v) fifth, to any stockholder (other than a Holder) invoking contractual rights to have their securities registered, if any, on a pro rata basis,

            If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration and those Registrable Securities will continue to be subject to the terms of this Agreement. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "HOLDER," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "HOLDER," as defined in this sentence.

      2.2   OBLIGATIONS OF THE COMPANY

            Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

            (a) prior to declaring a registration statement effective with the SEC, provide each selling Holder with a draft of the registration statement for its review and comment;

            (b) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective until the completion of the distribution contemplated thereby; provided, however, that the Company shall not be required to keep such registration statement effective for more than 180 days (or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold, but not prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable);

            (c) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

            (d) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

            (e) use its best efforts to (i) register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Holders, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, and take such other actions, as may be necessary to maintain such registration and qualification in effect at all times for the period of distribution contemplated thereby and (iii) take such further action as may be necessary or advisable to enable the disposition of the Registrable Securities in such jurisdictions provided that the Company shall not be required in connection therewith or as a condition thereto to qualify generally to do business where it is not so qualified or to file a general consent to service of process in any such states or jurisdictions;

            (f) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering (it being understood and agreed that, as a condition to the Company's obligations under this clause (f), each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);

            (g) immediately notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements which may be required on account of such event and use its best efforts to cause each such amendment and supplement to become effective;

            (h) immediately notify each seller of Registrable Securities of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time;

            (i) furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest, on a fully-diluted basis, of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders, on a fully-diluted basis, requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;

            (j) apply for listing and list the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities is listed or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its best efforts to qualify the Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc.;

            (k) make available for inspection by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

            (l) take all actions reasonably necessary to facilitate the timely preparation and delivery of certificates (not bearing any legend restricting the sale or transfer of such securities) representing the Registrable Securities to be sold pursuant to the Registration Statement and to enable such certificates to be in such denominations and registered in such names as the Investors, Prior Holders or Debentureholders or any underwriters may reasonably request; and

            (m) take all other reasonable actions necessary to expedite and facilitate the registration of the Registrable Securities pursuant to the Registration Statement.

      2.3   EXPENSES

            All expenses incurred in connection with registrations, filings or qualifications pursuant to Section 2.1 (excluding underwriters' and brokers' discounts and commissions), including, without limitation all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one (1) counsel for the selling Holder or Holders shall be borne by the Company.

      2.4   FURNISH INFORMATION

            It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 of this Agreement that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

      2.5   DELAY OF REGISTRATION

            No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

      2.6   INDEMNIFICATION

            In the event any Registrable Securities are included in a registration statement under Section 2.1 of this Agreement:

            (a) BY THE COMPANY. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, members, employees, agents and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "EXCHANGE ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):

                  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                  (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                  (iii) any violation or alleged violation by the Company of the
                        Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

                  and the Company will reimburse each such Holder, partner, officer, member, employee, agent or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that if the Company is found not to be liable for a Violation and such Holder (or a partner, officer, member, employee, agent or director or controlling person of such Holder) is found to be liable for such Violation, such Holder shall pay the Company's legal or other expenses reasonably incurred in defending any such loss, claim, damage, liability or action; provided further that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, member, employee, agent or director, underwriter or controlling person of such Holder.

            (b) BY SELLING HOLDERS. To the extent permitted by law, each selling Holder, severally and not jointly with any other Holder, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner, officer, director, member, employee or agent or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such partner, director, officer, member, employee, agent or controlling person, underwriter or other Holder, partner, officer, director, member, employee, agent or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that if the Holder is found not to be liable for a Violation, the Company shall pay the Holder's legal or other expenses reasonably incurred in defending any such loss, claim, damage, liability or action; provided further that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, (which consent shall not be unreasonably withheld), nor shall the selling Holder be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Company, and provided further, that the total amounts payable in indemnity by a Holder under this
                  Section 2.6(b) in respect of any Violation shall not exceed the net proceeds (after deduction of all underwriters' discounts and commissions paid by such Holder in connection with the registration in question) received by such Holder in the registered offering out of which such Violation arises.

            (c) NOTICE. Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

            (d) CONTRIBUTION. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
                  Section 2.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.6; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case,
                  (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement and (B) no Person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

            (e) SURVIVAL. The obligations of the Company and Holders under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

      2.7   "MARKET STAND-OFF" AGREEMENT

            Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, offer, sell or otherwise transfer or dispose of or engage in any other transaction regarding any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to donees, affiliates or partners of the Holder who agree to be similarly bound and except for securities sold pursuant to such Registration Statement) for up to one hundred eighty (180) calendar days following the effective date of the first firmly underwritten public offering of Common Stock pursuant to a Registration Statement filed with, and declared effective by, the SEC under the Securities Act, on the terms and conditions approved by the Board of Directors (an "INITIAL PUBLIC OFFERING"), and for up to ninety (90) calendar days following the effective date in the case of subsequent public offerings; provided, however, that the holders of more than 5% of the Company's capital stock, and executive officers and directors of the Company then holding Common Stock of the Company enter into similar agreements.

            In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section 2.7 and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

      2.8   RULE 144 REPORTING

            With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock, the Company agrees to:

      (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

      (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

      (c) furnish to any Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) calendar days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company and such other reports, documents of the Company or other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

      2.9   TERMINATION OF THE COMPANY'S OBLIGATIONS

            The Company shall have no obligations pursuant to Section 2 with respect to: (i) any request or requests for registration made by any Holder on a date more than five (5) years after the closing date of the Company's Initial Public Offering, or (ii) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2 if in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold in a ninety (90) day period without registration under the Securities Act pursuant to Rule 144 under the Securities Act. Notwithstanding the foregoing, in no event shall a Holder's registration rights terminate prior to the end of the end of the lock up period provided for in Section 2.7.

3.    REPRESENTATIONS AND WARRANTIES

      3.1   INVESTORS AND DEBENTUREHOLDER

            Each Investor and Debentureholder represents and warrants:

      (a) that, subject to any transfers permitted hereunder, such Investor and Debentureholder owns beneficially and of record the number of shares of Common Stock (or any securities convertible or exchangeable or exercisable into shares of Common Stock) which are expressed to be owned by him, her or it in Schedule A and/or Schedule B, as applicable, to this Agreement, that such shares or securities are not subject to any mortgage, lien, charge, pledge, encumbrance, security interest or adverse claim and that no Person has any rights to become a holder or possessor of any of such shares or of the certificates representing the same;

      (b) that if such Investor or Debentureholder is an individual that he or she has the capacity to enter into and give full effect to this Agreement;

      (c) that if such Investor or Debentureholder is a corporation, that it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and that it has the corporate power and capacity to own its assets and to enter into and perform its obligations under this Agreement;

      (d) if such Investor or Debentureholder is a trust, partnership or joint venture, that it is duly constituted under the laws which govern it and that it has the power to own its assets and to enter into and perform its obligations under this Agreement;

      (e) that this Agreement has been duly authorized by it, and duly executed and delivered by him, her or it, as the case may be, and constitutes a valid and binding obligation enforceable in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies;

      (f) that the execution, delivery and performance of this Agreement does not and will not contravene the provisions of its articles, bylaws, constating documents or other organizational documents or the documents by which it was created or established or the provisions of any indenture, agreement or other instrument to which he or it is a party or by which he or it may be bound; and

      (g) that all of the foregoing representations and warranties will continue to be true and correct during the continuance of this Agreement.

      3.2   THE COMPANY

            The Company, to the best of its knowledge, information and belief confirms the representations and warranties set out in Section 3.1 and further represents and warrants that the securities set forth in Schedule A are the only outstanding securities of the Company.

4.    MISCELLANEOUS

      4.1   AMENDMENT

            Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of: (i) the Company and (ii) the Holders (and/or any of their permitted successors or assigns) of at least 50% of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 4.1 shall be binding upon each Investor and Holder and each permitted successor or assignee of such Investor or Holder and the Company; provided, however, that no waiver which adversely affects the rights of any Investor or Holder disproportionately relative to the other Investors or Holders shall be effective against such party unless such party has given its consent to such waiver.

      4.2   SUCCESSORS AND ASSIGNS

            Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      4.3   GOVERNING LAW

            This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provisions.

      4.4   COUNTERPARTS

            This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties.

      4.5   TITLES AND SUBTITLES

            The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      4.6   NOTICES

            Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given
(i) upon personal delivery to the party to be notified; (ii) upon transmission, when sent by facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid;
(iv) one day after a deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) calendar days advance written notice to the other parties.

      4.7   SEVERABILITY

            If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

      4.8   THIRD PARTIES

            Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

      4.9   ENTIRE AGREEMENT

            This Agreement, together with all the schedules hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter of this Agreement.

      4.10  COSTS AND ATTORNEYS' FEES

            In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

      4.11  ADJUSTMENTS FOR STOCK SPLITS AND CERTAIN OTHER CHANGES

            Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

      4.12  AGGREGATION OF STOCK

            All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

      4.13  COOPERATION

            The parties shall cooperate fully in good faith with each other and their respective legal advisers, accountants and other representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement.

      4.14  REMEDIES CUMULATIVE

            The rights and remedies of the parties under this Agreement are cumulative and in addition to and not in substitution for any of the rights or remedies provided by law. Any single or partial exercise by any party hereto of any right or remedy for default or breach of any term, covenant or condition of this Agreement does not waive, alter, affect or prejudice any other right or remedy to which such party may be lawfully entitled for the same default or breach.

      4.15  TIME OF ESSENCE

            Time shall be of the essence of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Investors' Rights Agreement as of the date first set forth above.



                                        OCCULOGIX, INC.


                                        By: /s/ Elias Vamvakas
                                            ------------------------------------
                                            Elias Vamvakas
                                            Chairman and Chief Executive Officer

                          COUNTERPART SIGNATURE PAGE TO
                                 OCCULOGIX, INC.
             SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
                               "SERIES A HOLDERS"



                                        Diamed Medizintechnik GMBH



                                        By: /s/ Hans K. Stock
                                            ------------------------------------
                                            Name:
                                            Title:


                                        TLC Vision Corporation



                                        By: /s/  Elias Vamvakas
                                            ------------------------------------
                                            Name:
                                            Title:

                                        By: /s/ Alan B. Aker
                                            ------------------------------------
                                            Alan B. Aker



                                        By: /s/ Richard C. Davis, Jr.
                                            ------------------------------------
                                            Richard C. Davis, Jr.



                                        By: /s/ Hans K. Stock
                                            ------------------------------------
                                            Hans K. Stock



                                        By: /s/ R. Gale Martin
                                            ------------------------------------
                                            R. Gale Martin



                                        By: /s/ Donald R. Sanders
                                            ------------------------------------
                                            Donald R. Sanders

                          COUNTERPART SIGNATURE PAGE TO

                                 OCCULOGIX, INC.

             SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

          "SERIES B HOLDERS, DEBENTUREHOLDERS AND COMMON STOCKHOLDERS":



                                        DIAMED MEDIZINTECHNIK GMBH



                                        By: /s/ Hans Stock
                                            ------------------------------------
                                            Name:
                                            Title:

                                        TLC VISION CORPORATION



                                        By: /s/ Elias Vamvakas
                                            ------------------------------------
                                            Name:
                                            Title:

                                   SCHEDULE A

                              SCHEDULE OF INVESTORS



Diamed Medizintechnik GMBH

TLC Vision Corporation

Howell, Howard

Rehab Associates of West Florida, P.A.

Hart, Charles Edgar

Hart, Edgar Hart Jr.

Hart, Nancy E.

Sheppard, Patrick J.

Weinstock, Stephen M.

Hooks, David

Barkley Family Partnership, Ltd.

Golomb, Roger, S. Lorraine C.

Whitehead, Gene DMD, Brenda

Schwartz, Jeffrey S. Maribeth Turner-

Richards, William J. Jr. MD, Kris

Hairston, Richard J.

Najar, Gary M.

Northlea Partners

Abdoney, Michael O. and Rebecca L.

Aker, Alan B.

The Thomas D. Arthur Revocable Trust

Beard, Richard, III

Bertoch, Daniel A., D.D.S.

Brandt, Tom E.

Brown, David C.

Capital Paradigms, Inc.

Cornish, Margaret A.

Davis, Richard C., Jr.

Dieters, David W.

Drehsen, Raphael Andre

Drone, Dan and Lockye

Dubin, Richard J.

Dubow, Burt W.

Fielder, Richard and Brigitte, JT TEN

First Trust Corporation TTEE FBO
David H. Shapiro Acct # 031038028709

Gills, James P. Gills Flint Trust Dated 12/20/99

Geller, David E.

Gunti, Willy E.

Harrell, Cecil S.

JTB VisionQuest Corporation

Jacobson, William S.

Jenkins, Charles S. and Edeltrout

Johnson, Dan R. Revocable Trust

Kahn, Harvey

Katz, Ralph

Meeks, Greta

Mikolon, Lorraine K.

Mincey, Gregory

Pizzo, Anthony P. Family Trust

Powell, Richard

RD Irrevocable Trust, Reichle, Nancie, Trustee

Retzlaff, Dr. John A.

Rodriguez, A.H.

Rodriguez, A.H. Family Trust

Rodriguez, A.H. or Christopher

Rodriguez, Donna Family Trust

Rodriguez, Jennifer or Donna

Rubin, Eric F.

Rubin, Leslie A.

Rubin, Tracie B.

Safe Harbor Fund I, L.P.

Safe Harbor Managed Account 101-A, Ltd.

Sanders, Donald, Custodian for Kendra Sanders

Sanders, Donald, Custodian for Monica Sanders

Sanders, Donald, IRA CIBC
Oppenheimer as Custodian

Santaromita, Joseph

The Schoenbaum Revocable Trust dtd 10/29/99

Spieldenner, Chris

Stern, Mark and Ellen Kaplan Stern, ATBE

Stern, Mark and Ellen Kaplan Stern,
Irrevocable Trust for Elliott Benjamin Stern

Stern, Mark and Ellen Kaplan Stern,
Irrevocable Trust for Lennie Beth Stern

Stern, Mark and Ellen Kaplan Stern,
Irrevocable Trust for Zachary Adam Stern

Stock, Hans

Strapp, Elizabeth

Szucs, Alan

Wise, David E.

Wolbe Ellis

Wolf, Thomas G.

                                   SCHEDULE B

                                DEBENTUREHOLDERS



TLC Vision

Diamed Medizintechnik GMBH